Capstone Companies Announces Year End 2020 Financial Results and Conference Call

DEERFIELD BEACH, FL, March 24, 2021 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that simplify daily living through technology announced today that it will release its Year-End 2020 financial results after the close of financial markets on Wednesday, March 31, 2021.
The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company’s financial results, as well as the Company’s strategy and outlook, followed by a question-and-answer session.
Year End 2020 Financial Results Conference Call
Thursday, April 1, 2021
10:30 a.m. Eastern Time
Phone: (201) 689-8562
Internet webcast link available at: www.capstonecompaniesinc.com
A telephonic replay will be available from 1:30 p.m. ET the day of the call until Thursday, April 8, 2021.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13716774.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites; www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com and www.capstoneconnected.com for information on our current product offerings.  Contents of referenced URL’s are not incorporated herein.

For more information, contact:
Company:
Aimee C. Brown
Corporate Secretary
(954) 252-3440, ext. 313